Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. REPORTS 2012 THIRD QUARTER RESULTS

NEW YORK, NY, November 1, 2012 - Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) today reported results for the third quarter ended September 30, 2012. Operating EBITDA* in the third quarter of 2012 was €22.3 million ($27.9 million), compared to €49.2 million ($69.5 million) in the third quarter of 2011 and €32.9 million ($42.2 million) in the second quarter of 2012.

For the third quarter of 2012, we had a net loss of €9.7 million ($12.1 million), or €0.17 ($0.21) per basic share, compared to net income of €8.4 million ($11.9 million), or €0.15 ($0.21) per basic share, in the third quarter of 2011 and net income of €1.5 million ($1.9 million), or €0.03 ($0.04) per basic share, for the second quarter of 2012.

Summary Financial Highlights

	Q3	Q2	Q3	YTD	YTD
	2012	2012	2011	2012	2011
	(in millions of Euros, other than per share amounts)
Pulp revenues	€205.1	€186.0	€190.4	€590.6	€618.2
Energy and chemical revenues	18.2	18.0	16.6	55.1	49.7
Operating income	7.2	18.3	35.3	41.8	108.2
Operating EBITDA	22.3	32.9	49.2	85.7	150.1
Gain (loss) on derivative instruments	(0.9)	1.3	(10.5)	1.3	(0.6)
Foreign exchange gain (loss) on debt	—	—	(0.2)	—	1.3
Income tax benefit (provision)	(1.9)	(2.3)	(3.1)	(4.9)	(7.6)
Net income (loss)(1)	(9.7)	1.5	8.4	(7.0)	51.9
Net income (loss) per share(1)
Basic	€(0.17)	€0.03	€0.15	€(0.13)	€1.07
Diluted	€(0.17)	€0.03	€0.15	€(0.13)	€0.92
Common shares outstanding at period end (000s)	55,816	55,816	55,779	55,816	55,779

(1) Attributable to common shareholders.

Summary Operating Highlights

	Q3	Q2	Q3	YTD	YTD
	2012	2012	2011	2012	2011
Pulp production (’000 ADMTs)	373.4	365.0	362.3	1,118.8	1,088.8
Scheduled production downtime (’000 ADMTs)	10.2	22.6	8.3	32.8	24.5
Pulp sales (’000 ADMTs)	404.3	349.2	321.3	1,138.3	1,027.9
Average NBSK pulp list price in Europe ($/ADMT)(1)	777	837	980	817	986
Average NBSK pulp list price in Europe (€/ADMT)	620	652	694	637	701
Average pulp sales realizations (€/ADMT)(2)	501	526	584	512	592

(1)	Source: RISI pricing report.
(2)	Average realized pulp prices for the periods indicated reflect customer discounts and pulp price movements between the order and shipment date.

*	Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See page 12 of the financial tables included in this press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

	Q3	Q2	Q3	YTD	YTD
	2012	2012	2011	2012	2011
Energy production (’000 MWh)	436.5	425.4	402.5	1,298.2	1,230.9
Energy sales (’000 MWh)	181.3	182.7	149.3	546.4	483.1
Average spot currency exchange rates:
€ / $(3)	0.7999	0.7795	0.7084	0.7807	0.7110
C$ / $(3)	0.9954	1.0102	0.9803	1.0022	0.9778
C$ / €(4)	1.2452	1.2959	1.3835	1.2847	1.3752

(3)	Average Federal Reserve Bank of New York noon spot rate over the reporting period.
(4)	Average Bank of Canada noon spot rate over the reporting period.

President’s Comments

Mr. Jimmy S.H. Lee, President and Chairman, stated: “During the third quarter of 2012, NBSK pulp prices remained generally weak. Despite this, we generated Operating EBITDA of €22.3 million, primarily as a result of strong pulp sales volumes and energy sales in the quarter.”

Mr. Lee continued: “During the third quarter, pulp prices declined due to traditionally slower demand in the summer months and continued global economic uncertainty. Overall, on average, list prices in Europe were down by approximately 7% and 21% from the prior and comparative quarter, respectively. At the end of the recent quarter, list prices were approximately $760, $830 and $640 per ADMT in Europe, North America and China, respectively. During the current quarter, pulp sales volumes hit record levels and were approximately 83,000 ADMTs higher than the same quarter of 2011. Both our Celgar and Stendal mills realized upon increased demand from China in the latter part of the current quarter and re-balanced their inventory levels. We currently anticipate a gradual improvement in NBSK pulp prices in the medium term as a result of improving demand and the relatively low level of current NBSK inventories globally.”

Mr. Lee added: “During the third quarter of 2012, energy sales volumes increased by 21% to 181,332 MWh in 2012 from 149,276 MWh in 2011. Additionally, we continue to implement Project Blue Mill, which is designed to increase our Stendal mill’s annual energy production by 109,000 MWh and annual pulp production by 30,000 ADMTs.”

Mr. Lee continued: “On average, our per unit fiber costs declined by approximately 9% in the current quarter from the same quarter of 2011, primarily because of lower costs at our German mills. Overall, we currently anticipate our fiber costs will increase marginally in the fourth quarter of 2012.”

Mr. Lee concluded: “Although NBSK pulp markets remain generally weak, we expect pulp prices to gradually strengthen in the fourth quarter and into 2013. We believe that our continued focus on renewable energy and strong mill operating performance positions us well to realize upon higher pulp prices.”

Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011

Total revenues for the three months ended September 30, 2012 increased to €223.3 million ($279.6 million) from €207.1 million ($292.4 million) in the same period in 2011. Pulp revenues for the three months ended September 30, 2012 increased to €205.1 million from €190.4 million in the comparative period of 2011, primarily due to record pulp sales volumes and a stronger U.S. dollar relative to the Euro, partially offset by lower average pulp realizations.

Energy and chemical revenues increased by approximately 10% in the third quarter to €18.2 million from €16.6 million in the same quarter last year, as a result of higher sales volumes at all of our mills.

Pulp production increased to 373,369 ADMTs in the current quarter from 362,330 ADMTs in the same quarter of 2011, due to increased production at our Rosenthal and Stendal mills. We took seven days (approximately 10,200 ADMTs) of scheduled maintenance downtime at our Celgar mill in the third quarter of 2012.

Pulp sales volumes increased by approximately 26% and 16% to a record 404,301 ADMTs in the current quarter from 321,338 ADMTs and 349,177 ADMTs in the comparative and prior quarters, respectively, primarily as a result of significantly higher sales to China. During the current quarter, our Celgar and Stendal mills ramped up sales volumes to realize upon increased demand from China in the latter part of the quarter and re-balanced their inventory levels. Average pulp sales realizations decreased by 14% to €501 ($627) per ADMT in the third quarter of 2012, compared to €584 ($824) per ADMT in the same period last year, due to lower pulp prices, partially offset by a stronger U.S. dollar relative to the Euro.

Costs and expenses in the third quarter of 2012 increased by 26% to €216.1 million from €171.8 million in the comparative period of 2011, primarily due to a 26% increase in sales volumes.

On average, our per unit fiber costs in the current quarter decreased by approximately 9% from the same period in 2011, due to lower fiber costs in Germany caused by reduced demand from other residual fiber users. Fiber costs at our Celgar mill were slightly higher, primarily due to increased demand for fiber. As we move into the fourth quarter, we currently expect fiber prices for our German mills to increase slightly because of seasonal demand and to decline slightly at our Celgar mill due to increased regional sawmill activity.

Selling, general and administrative expenses increased to €10.0 million in the third quarter of 2012, compared to €8.8 million in the third quarter of 2011, primarily as a result of higher stock compensation and selling costs.

For the third quarter of 2012, operating income decreased to €7.2 million from €35.3 million in the comparative quarter of 2011, primarily due to lower average pulp realizations, partially offset by a stronger U.S. dollar relative to the Euro and lower fiber costs.

Interest expense in the third quarter of 2012 and 2011 was unchanged at €14.1 million.

Our Stendal mill recorded an unrealized loss of €1.2 million on the interest rate derivative in the current quarter, compared to an unrealized loss of €10.5 million in the same quarter of last year. We also recorded a gain of approximately €0.3 million related to a fixed price pulp swap contract entered into in the second quarter of 2012.

In the third quarter of 2012, the noncontrolling shareholder’s interest in the Stendal mill’s income was €0.6 million, compared to a loss of €0.8 million in the same quarter last year.

In the third quarter of 2012, Operating EBITDA decreased to €22.3 million from €49.2 million in the third quarter of 2011. Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Operating EBITDA has significant limitations as an analytical tool and should not be considered in isolation or as a substitute for our results as reported under GAAP. See page 12 of the financial tables included in the press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

We reported a net loss attributable to common shareholders of €9.7 million, or €0.17 per basic and diluted share, for the third quarter of 2012, compared to net income of €8.4 million, or €0.15 per basic and diluted share, in the third quarter of 2011.

Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

Total revenues for the nine months ended September 30, 2012 decreased to €645.7 million ($827.9 million) from €667.9 million ($939.5 million) in the same period of 2011. Pulp revenues for the nine months ended September 30, 2012 decreased to €590.6 million from €618.2 million in the comparative period of 2011, primarily due to lower pulp prices, partially offset by higher sales volumes and a stronger U.S. dollar relative to the Euro.

Energy and chemical revenues increased by approximately 11% in the nine months ended September 30, 2012 to a record €55.1 million from €49.7 million in the same period last year, as a result of strong production at all of our mills.

Pulp sales volumes increased by approximately 11% to 1,138,304 ADMTs in the nine months ended September 30, 2012 from 1,027,918 ADMTs in the comparative period of 2011, primarily as a result of a significant increase in sales to China. During the third quarter of 2012, our Celgar and Stendal mills ramped up sales volumes to take advantage of increased demand from China in the latter part of the third quarter and re-balanced their inventory levels.

Costs and expenses in the nine months ended September 30, 2012 increased by approximately 8% to €603.9 million, compared to €559.7 million in the same period of 2011, primarily due to an 11% increase in sales volumes, partially offset by reduced fiber costs.

On average, our per unit fiber costs in the nine months ended September 30, 2012 decreased by approximately 6% from the same period of 2011, primarily due to lower fiber costs in Germany caused by decreased demand.

For the nine months ended September 30, 2012, operating income decreased to €41.8 million from €108.2 million in the comparative period of 2011, primarily due to lower pulp prices, partially offset by a stronger U.S. dollar relative to the Euro and lower fiber costs.

Interest expense in the nine months ended September 30, 2012 decreased to €42.1 million from €44.9 million in the comparative period of 2011, primarily due to lower debt levels associated with the Stendal mill and the conversion of our remaining convertible notes in 2011.

In the nine months ended September 30, 2012, Operating EBITDA decreased to €85.7 million from €150.1 million in the same period of 2011.(1)

We reported a net loss attributable to common shareholders of €7.0 million, or €0.13 per basic and diluted share, for the nine months ended September 30, 2012, which included a total non-cash unrealized gain of €0.8 million on the pulp price and Stendal interest rate derivatives, more than offset by a non-cash charge for stock compensation of €1.8 million. In the nine months ended September 30, 2011, we reported net income attributable to common shareholders of €51.9 million, or €1.07 per basic and €0.92 per diluted share, which included a non-cash unrealized loss of €0.6 million on the Stendal interest rate derivative, a €1.3 million non-cash foreign exchange gain on certain of our foreign currency denominated debt and a non-cash charge for stock compensation of €2.8 million.

(1)

See page 12 of the financial tables included in the press release for our definition of Operating EBITDA, limitations on its use as an analytical tool and a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

Liquidity and Capital Resources

The following table is a summary of selected financial information as at the dates indicated:

	As at September 30,	As at December 31,
	2012	2011
	(in thousands)
Financial Position
Cash and cash equivalents	€126,169	€105,072
Marketable securities	190	12,372	(1)
Working capital	220,480	247,159
Property, plant and equipment	815,661	820,974
Total assets	1,220,739	1,217,250
Long-term liabilities	775,041	807,641
Total equity	288,784	283,542

(1)	Principally comprised of German federal government bonds with a maturity of less than one year.

As at September 30, 2012, we had approximately €26.4 million and C$36.3 million available under our Rosenthal and Celgar facilities, respectively. As at September 30, 2012, approximately €452.9 million was outstanding under our Stendal mill’s loan facility, compared to €477.5 million as at December 31, 2011.

Restricted Group

The following table is a summary of selected financial information for the Restricted Group (which, under the indenture for our 2017 9.5% Senior Notes, is comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills) as at the dates indicated:

	As at September 30,	As at December 31,
	2012	2011
	(in thousands)
Financial Position
Cash and cash equivalents	€55,023	€44,829
Marketable securities	190	12,372	(1)
Working capital	135,654	149,973
Property, plant and equipment	356,302	353,925
Total assets	671,448	658,844
Long-term liabilities	265,923	262,770
Total equity	340,974	344,415

(1)	Principally comprised of German federal government bonds with a maturity of less than one year.

Earnings Release Call

In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Friday, November 2, 2012 at 10:00 AM (Eastern Daylight Time). Listeners can access the conference call live and archived through December 2, 2012, over the Internet at http://investor.shareholder.com/media/eventdetail.cfm?eventid=119185&CompanyID=MERC&e=1&mediaKey= 1AE35D7DABC3ECD95E2779DA87354812 or through a link on our home page at http://www.mercerint.com. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software.

Mercer International Inc. is a global pulp manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from forecasted results. Words such as “expects”, “anticipates”, “projects”, “intends”, “will”, “believes”, “estimates”, “may”, “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Chairman, CEO & President

(604) 684-1099

David M. Gandossi

Executive Vice-President,

Chief Financial Officer & Secretary

(604) 684-1099

-FINANCIAL TABLES FOLLOW-

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands of Euros)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	€126,169	€105,072
Marketable securities	—	12,216
Receivables	118,631	120,487
Inventories	113,355	120,539
Prepaid expenses and other	10,203	8,162
Deferred income tax	9,036	6,750

Total current assets	377,394	373,226

Long-term assets
Property, plant and equipment	815,661	820,974
Deferred note issuance and other	11,924	10,763
Deferred income tax	15,760	12,287

	843,345	844,024

Total assets	€1,220,739	€1,217,250

LIABILITIES
Current liabilities
Accounts payable and other	€115,037	€99,640
Pension and other post-retirement benefit obligations	789	756
Debt	41,088	25,671

Total current liabilities	156,914	126,067

Long-term liabilities
Debt	670,792	708,415
Unrealized interest rate derivative losses	53,027	52,391
Pension and other post-retirement benefit obligations	32,388	31,197
Capital leases and other	13,399	13,053
Deferred income tax	5,435	2,585

	775,041	807,641

Total liabilities	931,955	933,708

EQUITY
Shareholders’ equity
Share capital	248,371	247,642
Paid-in capital	(3,954)	(4,857)
Retained earnings	30,961	37,985
Accumulated other comprehensive income	29,115	21,346

Total shareholders’ equity	304,493	302,116

Noncontrolling deficit	(15,709)	(18,574)

Total equity	288,784	283,542

Total liabilities and equity	€1,220,739	€1,217,250

(1)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands of Euros, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues
Pulp	€205,122	€190,426	€590,597	€618,158
Energy and chemicals	18,153	16,639	55,098	49,732

	223,275	207,065	645,695	667,890
Costs and expenses
Operating costs	191,083	149,172	531,470	490,537
Operating depreciation and amortization	14,972	13,832	43,784	41,777

	17,220	44,061	70,441	135,576
Selling, general and administrative expenses	10,006	8,754	28,688	27,414

Operating income	7,214	35,307	41,753	108,162

Other income (expense)
Interest expense	(14,084)	(14,117)	(42,080)	(44,906)
Gain (loss) on derivative instruments	(883)	(10,484)	1,336	(580)
Foreign exchange gain (loss) on debt	—	(181)	—	1,272
Other income (expense)	517	201	(261)	664

Total other income (expense)	(14,450)	(24,581)	(41,005)	(43,550)

Income (loss) before income taxes	(7,236)	10,726	748	64,612
Income tax benefit (provision)
Current	(870)	(1,557)	(7,207)	(3,854)
Deferred	(1,040)	(1,567)	2,300	(3,707)

Net income (loss)	(9,146)	7,602	(4,159)	57,051
Less: net loss (income) attributable to noncontrolling interest	(566)	838	(2,865)	(5,175)

Net income (loss) attributable to common shareholders	€(9,712)	€8,440	€(7,024)	€51,876

Net income (loss) per share attributable to common shareholders
Basic	€(0.17)	€0.15	€(0.13)	€1.07
Diluted	€(0.17)	€0.15	€(0.13)	€0.92

(2)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands of Euros)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€(9,712)	€8,440	€(7,024)	€51,876
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	883	10,484	(1,336)	580
Foreign exchange loss (gain) on debt	—	181	—	(1,272)
Depreciation and amortization	15,054	13,893	43,992	41,960
Noncontrolling interest	566	(838)	2,865	5,175
Deferred income taxes	1,040	1,567	(2,300)	3,707
Stock compensation expense	891	305	1,753	2,844
Pension and other post-retirement expense, net of funding	(73)	(95)	(128)	(102)
Other	1,412	260	2,278	2,622
Changes in current assets and liabilities
Receivables	(14,122)	(9,452)	901	3,248
Inventories	5,834	(23,776)	9,276	(27,862)
Accounts payable and accrued expenses	9,692	318	13,146	24,873
Other	(2,239)	(752)	(901)	92

Net cash from (used in) operating activities	9,226	535	62,522	107,741

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(9,152)	(10,297)	(27,455)	(26,122)
Proceeds on sale of property, plant and equipment	48	1,564	387	1,944
Purchase of marketable securities	—	(4,018)	—	(4,018)
Proceeds on maturity of marketable securities	10,213	—	12,221	—
Note receivable	—	2,064	—	2,835

Net cash from (used in) investing activities	1,109	(10,687)	(14,847)	(25,361)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(15,544)	(12,160)	(27,254)	(42,511)
Repayment of capital lease obligations	(508)	(776)	(1,567)	(2,269)
Repayment of credit facilities, net	—	—	—	(14,652)
Payment of note issuance costs	—	—	(1,621)	—
Proceeds from government grants	778	4,470	3,100	13,419
Purchase of treasury shares	—	(7,477)	—	(7,477)

Net cash from (used in) financing activities	(15,274)	(15,943)	(27,342)	(53,490)

Effect of exchange rate changes on cash and cash equivalents	221	2,058	764	(154)

Net increase (decrease) in cash and cash equivalents	(4,718)	(24,037)	21,097	28,736
Cash and cash equivalents, beginning of period	130,887	151,795	105,072	99,022

Cash and cash equivalents, end of period	€126,169	€127,758	€126,169	€127,758

(3)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands of Euros)

The terms of the indenture governing our 9.5% Senior Notes require that we provide the results of operations and financial condition of Mercer International Inc. and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. As at and during the three and nine months ended September 30, 2012 and 2011, the Restricted Group was comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills. The Restricted Group excludes the Stendal mill.

	September 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
ASSETS
Current assets
Cash and cash equivalents	€55,023	€71,146	€—	€126,169
Receivables	62,313	56,318	—	118,631
Inventories	69,838	43,517	—	113,355
Prepaid expenses and other	7,730	2,473	—	10,203
Deferred income tax	5,301	3,735	—	9,036

Total current assets	200,205	177,189	—	377,394
Long-term assets
Property, plant and equipment	356,302	459,359	—	815,661
Deferred note issuance and other	6,077	5,847	—	11,924
Deferred income tax	8,873	6,887	—	15,760
Due from unrestricted group	99,991	—	(99,991)	—

Total assets	€671,448	€649,282	€(99,991)	€1,220,739

LIABILITIES
Current liabilities
Accounts payable and other	€62,674	€52,363	€—	€115,037
Pension and other post-retirement benefit obligations	789	—	—	789
Debt	1,088	40,000	—	41,088

Total current liabilities	64,551	92,363	—	156,914
Long-term liabilities
Debt	221,733	449,059	—	670,792
Due to restricted group	—	99,991	(99,991)	—
Unrealized interest rate derivative losses	—	53,027	—	53,027
Pension and other post-retirement benefit obligations	32,388	—	—	32,388
Capital leases and other	6,367	7,032	—	13,399
Deferred income tax	5,435	—	—	5,435

Total liabilities	330,474	701,472	(99,991)	931,955

EQUITY
Total shareholders’ equity (deficit)	340,974	(36,481)	—	304,493
Noncontrolling deficit	—	(15,709)	—	(15,709)

Total liabilities and equity	€671,448	€649,282	€(99,991)	€1,220,739

(4)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands of Euros)

	December 31, 2011
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
ASSETS
Current assets
Cash and cash equivalents	€44,829	€60,243	€—	€105,072
Marketable securities	12,216	—	—	12,216
Receivables	62,697	57,790	—	120,487
Inventories	71,692	48,847	—	120,539
Prepaid expenses and other	5,019	3,143	—	8,162
Deferred income tax	5,179	1,571	—	6,750

Total current assets	201,632	171,594	—	373,226
Long-term assets
Property, plant and equipment	353,925	467,049	—	820,974
Deferred note issuance and other	5,971	4,792	—	10,763
Deferred income tax	8,492	3,795	—	12,287
Due from unrestricted group	88,824	—	(88,824)	—

Total assets	€658,844	€647,230	€(88,824)	€1,217,250

LIABILITIES
Current liabilities
Accounts payable and other	€49,815	€49,825	€—	€99,640
Pension and other post-retirement benefit obligations	756	—	—	756
Debt	1,088	24,583	—	25,671

Total current liabilities	51,659	74,408	—	126,067
Long-term liabilities
Debt	222,384	486,031	—	708,415
Due to restricted group	—	88,824	(88,824)	—
Unrealized interest rate derivative losses	—	52,391	—	52,391
Pension and other post-retirement benefit obligations	31,197	—	—	31,197
Capital leases and other	6,604	6,449	—	13,053
Deferred income tax	2,585	—	—	2,585

Total liabilities	314,429	708,103	(88,824)	933,708

EQUITY
Total shareholders’ equity (deficit)	344,415	(42,299)	—	302,116
Noncontrolling deficit	—	(18,574)	—	(18,574)

Total liabilities and equity	€658,844	€647,230	€(88,824)	€1,217,250

(5)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands of Euros)

	Three Months Ended September 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€112,777	€92,345	€—	€205,122
Energy and chemicals	6,960	11,193	—	18,153

	119,737	103,538	—	223,275

Operating costs	109,815	81,268	—	191,083
Operating depreciation and amortization	8,303	6,669	—	14,972
Selling, general and administrative expenses	6,392	3,614	—	10,006

	124,510	91,551	—	216,061

Operating income (loss)	(4,773)	11,987	—	7,214

Other income (expense)
Interest expense	(6,010)	(9,473)	1,399	(14,084)
Gain (loss) on derivative instruments	353	(1,236)	—	(883)
Other income (expense)	1,665	251	(1,399)	517

Total other income (expense)	(3,992)	(10,458)	—	(14,450)

Income (loss) before income taxes	(8,765)	1,529	—	(7,236)
Income tax provision	(1,192)	(718)	—	(1,910)

Net income (loss)	(9,957)	811	—	(9,146)
Less: net income attributable to noncontrolling interest	—	(566)	—	(566)

Net income (loss) attributable to common shareholders	€(9,957)	€245	€—	€(9,712)

	Three Months Ended September 30, 2011
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€111,634	€78,792	€—	€190,426
Energy and chemicals	6,121	10,518	—	16,639

	117,755	89,310	—	207,065

Operating costs	85,962	63,210	—	149,172
Operating depreciation and amortization	7,364	6,468	—	13,832
Selling, general and administrative expenses	6,080	2,674	—	8,754

	99,406	72,352	—	171,758

Operating income	18,349	16,958	—	35,307

Other income (expense)
Interest expense	(5,496)	(9,869)	1,248	(14,117)
Gain (loss) on derivative instruments	—	(10,484)	—	(10,484)
Foreign exchange loss on debt	(181)	—	—	(181)
Other income (expense)	1,265	184	(1,248)	201

Total other income (expense)	(4,412)	(20,169)	—	(24,581)

Income (loss) before income taxes	13,937	(3,211)	—	10,726
Income tax provision	(2,566)	(558)	—	(3,124)

Net income (loss)	11,371	(3,769)	—	7,602
Less: net loss attributable to noncontrolling interest	—	838	—	838

Net income (loss) attributable to common shareholders	€11,371	€(2,931)	€—	€8,440

(6)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands of Euros)

	Nine Months Ended September 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€326,411	€264,186	€—	€590,597
Energy and chemicals	21,411	33,687	—	55,098

	347,822	297,873	—	645,695

Operating costs	302,913	228,557	—	531,470
Operating depreciation and amortization	23,750	20,034	—	43,784
Selling, general and administrative expenses	18,319	10,369	—	28,688

	344,982	258,960	—	603,942

Operating income	2,840	38,913	—	41,753

Other income (expense)
Interest expense	(17,754)	(28,449)	4,123	(42,080)
Gain (loss) on derivative instruments	1,972	(636)	—	1,336
Other income (expense)	3,405	457	(4,123)	(261)

Total other income (expense)	(12,377)	(28,628)	—	(41,005)

Income (loss) before income taxes	(9,537)	10,285	—	748
Income tax provision	(3,305)	(1,602)	—	(4,907)

Net income (loss)	(12,842)	8,683	—	(4,159)
Less: net income attributable to noncontrolling interest	—	(2,865)	—	(2,865)

Net income (loss) attributable to common shareholders	€(12,842)	€5,818	€—	€(7,024)

	Nine Months Ended September 30, 2011
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	€352,098	€266,060	€—	€618,158
Energy and chemicals	17,668	32,064	—	49,732

	369,766	298,124	—	667,890

Operating costs	272,162	218,375	—	490,537
Operating depreciation and amortization	22,379	19,398	—	41,777
Selling, general and administrative expenses	17,572	9,842	—	27,414

	312,113	247,615	—	559,728

Operating income	57,653	50,509	—	108,162

Other income (expense)
Interest expense	(19,202)	(29,404)	3,700	(44,906)
Gain (loss) on derivative instruments	—	(580)	—	(580)
Foreign exchange gain on debt	1,272	—	—	1,272
Other income (expense)	3,849	515	(3,700)	664

Total other income (expense)	(14,081)	(29,469)	—	(43,550)

Income (loss) before income taxes	43,572	21,040	—	64,612
Income tax provision	(5,941)	(1,620)	—	(7,561)

Net income (loss)	37,631	19,420	—	57,051
Less: net income attributable to noncontrolling interest	—	(5,175)	—	(5,175)

Net income (loss) attributable to common shareholders	€37,631	€14,245	€—	€51,876

(7)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Three months ended September 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€(9,957)	€245	€(9,712)
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	(353)	1,236	883
Depreciation and amortization	8,385	6,669	15,054
Noncontrolling interest	—	566	566
Deferred income taxes	1,040	—	1,040
Stock compensation expense	891	—	891
Pension and other post-retirement expense, net of funding	(73)	—	(73)
Other	543	869	1,412
Changes in current assets and liabilities
Receivables	(6,130)	(7,992)	(14,122)
Inventories	1,693	4,141	5,834
Accounts payable and accrued expenses	9,800	(108)	9,692
Other(1)	(4,225)	1,986	(2,239)

Net cash from (used in) operating activities	1,614	7,612	9,226

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(6,380)	(2,772)	(9,152)
Proceeds on sale of property, plant and equipment	37	11	48
Proceeds on maturity of marketable securities	10,213	—	10,213

Net cash from (used in) investing activities	3,870	(2,761)	1,109

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(544)	(15,000)	(15,544)
Repayment of capital lease obligations	(234)	(274)	(508)
Proceeds from government grants	—	778	778

Net cash from (used in) financing activities	(778)	(14,496)	(15,274)

Effect of exchange rate changes on cash and cash equivalents	221	—	221

Net increase (decrease) in cash and cash equivalents	4,927	(9,645)	(4,718)
Cash and cash equivalents, beginning of period	50,096	80,791	130,887

Cash and cash equivalents, end of period	€55,023	€71,146	€126,169

(1)	Includes intercompany working capital related transactions.

(8)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Three months ended September 30, 2011
	Restricted Group	Unrestricted Subsidiaries	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€11,371	€(2,931)	€8,440
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	—	10,484	10,484
Foreign exchange loss on debt	181	—	181
Depreciation and amortization	7,425	6,468	13,893
Noncontrolling interest	—	(838)	(838)
Deferred income taxes	1,567	—	1,567
Stock compensation expense	305	—	305
Pension and other post-retirement expense, net of funding	(95)	—	(95)
Other	110	150	260
Changes in current assets and liabilities
Receivables	(12,224)	2,772	(9,452)
Inventories	(14,899)	(8,877)	(23,776)
Accounts payable and accrued expenses	(1,704)	2,022	318
Other(1)	(4,020)	3,268	(752)

Net cash from (used in) operating activities	(11,983)	12,518	535

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(7,859)	(2,438)	(10,297)
Proceeds on sale of property, plant and equipment	76	1,488	1,564
Purchase of marketable securities	(4,018)	—	(4,018)
Note receivable	2,064	—	2,064

Net cash from (used in) investing activities	(9,737)	(950)	(10,687)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(3,576)	(8,584)	(12,160)
Repayment of capital lease obligations	(270)	(506)	(776)
Proceeds from government grants	4,470	—	4,470
Purchase of treasury shares	(7,477)	—	(7,477)

Net cash from (used in) financing activities	(6,853)	(9,090)	(15,943)

Effect of exchange rate changes on cash and cash equivalents	2,058	—	2,058

Net increase (decrease) in cash and cash equivalents	(26,515)	2,478	(24,037)
Cash and cash equivalents, beginning of period	86,941	64,854	151,795

Cash and cash equivalents, end of period	€60,426	€67,332	€127,758

(1)	Includes intercompany working capital related transactions.

(9)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Nine months ended September 30, 2012
	Restricted Group	Unrestricted Subsidiaries	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€(12,842)	€5,818	€(7,024)
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	(1,972)	636	(1,336)
Depreciation and amortization	23,958	20,034	43,992
Noncontrolling interest	—	2,865	2,865
Deferred income taxes	2,956	(5,256)	(2,300)
Stock compensation expense	1,753	—	1,753
Pension and other post-retirement expense, net of funding	(128)	—	(128)
Other	66	2,212	2,278
Changes in current assets and liabilities
Receivables	(407)	1,308	901
Inventories	3,946	5,330	9,276
Accounts payable and accrued expenses	12,180	966	13,146
Other(1)	(12,213)	11,312	(901)

Net cash from (used in) operating activities	17,297	45,225	62,522

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(19,413)	(8,042)	(27,455)
Proceeds on sale of property, plant and equipment	274	113	387
Proceeds on maturity of marketable securities	12,221	—	12,221

Net cash from (used in) investing activities	(6,918)	(7,929)	(14,847)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(2,671)	(24,583)	(27,254)
Repayment of capital lease obligations	(600)	(967)	(1,567)
Payment of note issuance costs	—	(1,621)	(1,621)
Proceeds from government grants	2,322	778	3,100

Net cash from (used in) financing activities	(949)	(26,393)	(27,342)

Effect of exchange rate changes on cash and cash equivalents	764	—	764

Net increase (decrease) in cash and cash equivalents	10,194	10,903	21,097
Cash and cash equivalents, beginning of period	44,829	60,243	105,072

Cash and cash equivalents, end of period	€55,023	€71,146	€126,169

(1)	Includes intercompany working capital related transactions.

(10)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands of Euros)

	Nine months ended September 30, 2011
	Restricted Group	Unrestricted Subsidiaries	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss) attributable to common shareholders	€37,631	€14,245	€51,876
Adjustments to reconcile net income (loss) attributable to common shareholders to cash flows from operating activities
Loss (gain) on derivative instruments	—	580	580
Foreign exchange gain on debt	(1,272)	—	(1,272)
Depreciation and amortization	22,562	19,398	41,960
Noncontrolling interest	—	5,175	5,175
Deferred income taxes	3,707	—	3,707
Stock compensation expense	2,844	—	2,844
Pension and other post-retirement expense, net of funding	(102)	—	(102)
Other	1,234	1,388	2,622
Changes in current assets and liabilities
Receivables	2,007	1,241	3,248
Inventories	(12,534)	(15,328)	(27,862)
Accounts payable and accrued expenses	11,979	12,894	24,873
Other(1)	(7,889)	7,981	92

Net cash from (used in) operating activities	60,167	47,574	107,741

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(19,860)	(6,262)	(26,122)
Proceeds on sale of property, plant and equipment	95	1,849	1,944
Purchase of marketable securities	(4,018)	—	(4,018)
Note receivable	2,835	—	2,835

Net cash from (used in) investing activities	(20,948)	(4,413)	(25,361)

Cash flows from (used in) financing activities
Repayment of notes payable and debt	(19,344)	(23,167)	(42,511)
Repayment of capital lease obligations	(1,131)	(1,138)	(2,269)
Repayment of credit facilities, net	(14,652)	—	(14,652)
Proceeds from government grants	13,311	108	13,419
Purchase of treasury shares	(7,477)	—	(7,477)

Net cash from (used in) financing activities	(29,293)	(24,197)	(53,490)

Effect of exchange rate changes on cash and cash equivalents	(154)	—	(154)

Net increase (decrease) in cash and cash equivalents	9,772	18,964	28,736
Cash and cash equivalents, beginning of period	50,654	48,368	99,022

Cash and cash equivalents, end of period	€60,426	€67,332	€127,758

(1)	Includes intercompany working capital related transactions.

(11)

MERCER INTERNATIONAL INC.

COMPUTATION OF OPERATING EBITDA

(Unaudited)

(In thousands of Euros)

Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income (loss) as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. The following tables set forth the net income (loss) attributable to common shareholders to Operating EBITDA for both the consolidated group and our Restricted Group:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Net income (loss) attributable to common shareholders	€(9,712)	€8,440	€(7,024)	€51,876
Net income (loss) attributable to noncontrolling interest	566	(838)	2,865	5,175
Income tax provision	1,910	3,124	4,907	7,561
Interest expense	14,084	14,117	42,080	44,906
Loss (gain) on derivative instruments	883	10,484	(1,336)	580
Foreign exchange loss (gain) on debt	—	181	—	(1,272)
Other expense (income)	(517)	(201)	261	(664)

Operating income	7,214	35,307	41,753	108,162
Add: Depreciation and amortization	15,054	13,893	43,992	41,960

Operating EBITDA	€22,268	€49,200	€85,745	€150,122

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)		(in thousands)
Restricted Group
Net income (loss)(1)	€(9,957)	€11,371	€(12,842)	€37,631
Income tax provision	1,192	2,566	3,305	5,941
Interest expense	6,010	5,496	17,754	19,202
Gain on derivative instruments	(353)	—	(1,972)	—
Foreign exchange loss (gain) on debt	—	181	—	(1,272)
Other expense (income)	(1,665)	(1,265)	(3,405)	(3,849)

Operating income (loss)	(4,773)	18,349	2,840	57,653
Add: Depreciation and amortization	8,385	7,425	23,958	22,562

Operating EBITDA	€3,612	€25,774	€26,798	€80,215

(1)	For the Restricted Group, net income (loss) attributable to common shareholders and net income (loss) are the same.

(12)

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